SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2008

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6139 South Rural Road, Suite 103, Tempe Arizona 85283
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (480) 820-5950

_______________________ ___________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

On September 16, 2008, the Company’s Board of Directors unanimously resolved to create an Audit Committee, Compensation Committee, Nominating and Governance Committee, Technical Committee, and Environmental Health and Safety Committee and approved the Charter for each of the respective committee.  The following directors were appointed as members of the committees as noted below:

Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technical Committee	Environmental Health and Safety Committee
Patrick C. Gorman	X	X			X
Duncan Large	X		X	X
Alois Wiget	X	X	X
Gary Artmont		X	X	X	X
Willem Fuchter				X	X

The Board of Directors determined that Messrs. Gorman, Artmont, Large, and Wiget are “independent directors” as that term is defined in NASDAQ Marketplace Rule 4200(a)(15).

A copy of the Audit Committee, Compensation Committee, Nominating and Governance Committee, Technical Committee, and Environmental Health and Safety Committee Charters are attached to this Report as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 respectively, and are incorporated by reference into this Item 8.01.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Item	Location
Exhibit 99.1	Audit Committee Charter	Provided herewith
Exhibit 99.2	Compensation Committee Charter	Provided herewith
Exhibit 99.3	Nominating and Corporate Governance Committee Charter	Provided herewith
Exhibit 99.4	Technical Committee Charter	Provided herewith
Exhibit 99.5	Environmental Health and Safety Committee Charter	Provided herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/  Willem Fuchter
Willem Fuchter
President, Chief Executive Officer & Director

Date: September 17, 2008